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Exhibit 8.1

[Form of Opinion of Simpson Thacher & Bartlett LLP]

[                        ], 2005

Kmart Holding Corporation
3100 West Big Beaver Road
Troy, Michigan 48084

Re:	Agreement and Plan of Merger dated November 16, 2004 by and between Kmart Holding Corporation and Sears, Roebuck & Co.

Ladies and Gentlemen:

        We have acted as counsel to Kmart Holding Corporation ("Kmart"), a Delaware corporation, in connection with the Agreement and Plan of Merger (including the exhibits thereto, the "Agreement"), dated as of November 16, 2004, by and among Kmart and Sears, Roebuck and Co., a New York corporation ("Sears"), whereby Sears Acquisition Corp, a New York corporation and wholly-owned subsidiary of a newly organized Delaware corporation ("Holdco") will be merged with and into Sears with Sears surviving (the "Sears Merger"), and Kmart Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Holdco, will merge with and into Kmart with Kmart surviving (the "Kmart Merger" and, together with the Sears Merger, the "Mergers") on the terms and conditions set forth therein. The time at which the Mergers become effective is hereafter referred to as the "Effective Time." For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Agreement. This opinion is being delivered in connection with the Registration Statement on Form S-4 (Registration No. 333-120954) (the "Registration Statement") filed by Holdco with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

        We have examined (i) the Agreement, (ii) the Registration Statement, (iii) the Support Agreement and Irrevocable Proxy dated November 16, 2004 (the "Support Agreement"), and (iv) the representation letters delivered to us for purposes of this opinion by Kmart, Sears, Holdco, and certain of their shareholders (the "Representation Letters"). In addition, we have examined, and relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents, and other instruments and made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

        In rendering such opinion, we have assumed, with your permission, that (i) the Mergers will be effected in accordance with the Agreement, (ii) the statements concerning the Mergers set forth in the Agreement, the Registration Statement and the Support Agreement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, (iii) the representations made by the parties in their respective Representation Letters are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, and (iv) any representations made in the Agreement or the Representation Letters "to the knowledge of", or based on the belief of the respective parties, or any representations similarly qualified are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, in each case without such qualification. We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Agreement.

        Based upon the foregoing, and subject to the qualifications and limitations stated herein, the discussion contained in the Registration Statement under the caption "Material United States Federal Income Tax Consequences" constitutes, insofar as it summarizes United States federal income tax law pertaining to Kmart stockholders, in all material respects, an accurate summary of the United States federal income tax matters described therein.

        We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Mergers under any state, local or foreign law, or with respect to other areas of United States federal taxation. We do not express any opinion herein concerning any law other than the federal law of the United States.

        We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement, and to the references to our firm name therein.

Very truly yours,

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  Exhibit 8.1
[Form of Opinion of Simpson Thacher & Bartlett LLP]